Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated November 1, 1996, except for Notes 13 and 15 as to which the date is December 6, 1996, and Note 16 as to which the date is February 3, 1997, on our audits of the financial statements and the financial statement schedule of EMCORE Corporation.




Parsippany, New Jersey

November 5, 1997
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